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                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of _____ __, 1999, by and among COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company") and the stockholder of the Company identified on the signature page of this Agreement (the "Stockholder"), with reference to the following facts and circumstances:

        A. On this date the Company is issuing shares of its Common Stock, par value $.001 per share (the "Shares"), to the Stockholder that were sold to him or her in a Private Placement by the Company of its shares to a select number of accredited investors.

        B. The sale and issuance of the Shares to Stockholder have not been registered under the 1933 Act (as defined below) and the transferability of the Shares are subject to restrictions under that Act and also pursuant to a Stockholders Agreement (the "Stockholders Agreement") to be entered into by the Stockholder with the Company.

        C. In order to induce the Stockholder to acquire the Shares and enter into the Stockholders Agreements, the Company has agreed to grant to the Stockholder, and has granted to each of its other stockholders, registration rights with respect to the shares of Common Stock of the Company owned by each of them, subject to the conditions contained in this Agreement.

                                    AGREEMENT

        In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

               "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the 1933 Act.

               "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

               "Company" shall have the meaning set forth in the preamble of this Agreement.

               "Indemnified Party" shall have the meaning specified in Section 5.3.

               "Indemnifying Party" shall have the meaning specified in Section 5.3.

               "IPO" shall mean the first public offering of Common Stock by the Company that is registered under the 1933 Act and generates gross proceeds to the Company of at least $10,000,000.


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               "Lock-Up Period" means a period of time, that follows the
        effectiveness of a registration statement filed under the 1933 Act by the Company for an offering of shares of its Common Stock or other securities (whether or not any Stockholders are selling Shares in that offering), including the registration statement for the Company's IPO (as defined in Section 2 hereof), during which the Company or any Stockholders, including the Stockholder, have agreed with any Underwriters for such offering, to refrain from selling any of their shares of Common Stock without the consent of such Underwriter.

               "Maximum Numbers of Shares" shall have the meaning specified in
        Section 3.2.

               "Piggy-Back Registration" shall have the meaning specified in
        Section 3.

               "Records" shall have the meaning specified in Section 4.1(h).

               "Registrable Securities" shall mean, collectively, the Shares and any securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the 1933 Act, (iii) such securities have become eligible to be sold pursuant to Section (k) of Rule 144, or (iv) such securities shall have ceased to be outstanding.

               "Registration Rights Period" shall mean the period commencing on the 180th day following the consummation of the Company's IPO (as defined above) and continuing until the earlier of (i) the 5th anniversary of such consummation or (ii) the date that the Registrable Securities cease to be such.

               "Requested Registration" shall have the meaning specified in
        Section 2.

               "Selling Holder" shall mean a Stockholder who is selling Registrable Securities pursuant to a registration statement under the 1933 Act.

               "Shares" shall have the meaning set forth in the recitals of this Agreement.

               "Stockholders" shall mean all of the stockholders of the Company that are parties to registration rights agreements with the Company that are substantially similar to this Agreement and includes the Stockholder unless the context indicates otherwise.

               "Stockholders Agreement" shall have the meaning set forth in the recitals to this Agreement.

               "Underwriter" shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

        Capitalized terms not otherwise defined herein shall have the meaning given to them in the Contribution Agreement.

        2. Shelf Registration Rights.

               2.1 Request for Registration. One or more of the stockholders of the Company owning, individually or in the aggregate, not less than fifteen percent (15%) of the outstanding Common



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Stock of the Company, at any time on or after the 90th day following the date that the Company consummates its IPO and continuing until the end of the Registration Rights Period, may make a written request for registration under the 1933 Act of all or part of their Registrable Securities (a "Requested Registration"). Any such request shall specify the number of shares of Registrable Securities proposed to be sold by such stockholders (the "Requesting Stockholders") pursuant to such Requested Registration. The Company shall give written notice of such registration request within 15 days after the receipt thereof to all of the other stockholders who were not parties to the registration request (the "Other Stockholders"). Within ten days after receipt of such notice by the Other Stockholders, such Stockholders may request in writing that all or any of their Registrable Securities be included in such registration. Each such request by such Other Stockholders shall specify the number of Registrable Securities they propose to sell pursuant to the Requested Registration. The Company shall include in the Requested Registration at least the total number of Registrable Securities requested to be included therein by the stockholders, including the Stockholder, within the applicable time period specified above in this Section 2.1. Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Requested Registration with respect to shares of common stock owned by the Stockholder and the Other Stockholders under this Section 2 during the first twelve (12) months following the registration of its shares under either Section 12(b) or Section 12(g) of the 1934 Act and more than two (2) additional Requested Registrations during the period thereafter that any of the Shares continue to be Registrable Securities (as defined herein). In addition, the Company shall not be obligated to effect a Requested Registration if the total number of Registrable Securities requested to be included therein totals less than at least 5% of the outstanding shares of Common Stock of the Company.

               2.2 Nature of Requested Registration. The Requested Registrations required under this Section 2 shall take the form of non-underwritten "shelf" registrations that will permit the stockholders who have elected to include some or all of their Registrable Securities in the Requested Registration to sell such Securities in open market transactions free of any holding period and manner of sale restrictions under Rule 144 under the 1933 Act.

               2.3 Reduction of Offering. If the Board of Directors of the Company determines that the number of Registrable Securities requested to be included in any Requested Registration could adversely affect the trading market for the Company's shares or a planned financing by the Company, the Company shall promptly notify the Stockholder and the other Stockholders requesting the inclusion of their Registrable Securities in the Requested Registration, in writing, thereof. Such written notice shall specify that the aggregate dollar amount or number of shares of Registrable Securities that the Board of Directors believes can be registered without causing such adverse effect and the number thereof that Stockholder and each of such other Stockholders shall be able to include in the Requested Registration after giving effect to such reduction (which shall be determined by allocating that aggregate number pro rata among such Stockholders, as nearly as practicable, on the basis of the number (or dollar amount, as the case may be) of Registrable Securities they have requested to have included in such Requested Registration).

               2.4 Withdrawal. Stockholder may elect to withdraw his or its request for inclusion of its Registrable Securities in any Requested Registration by giving written notice to the Company of its request to withdraw prior to the effectiveness of the registration statement.

               2.5 Effective Registration. A registration under this Section 2 will not count as a Requested Registration until it has become effective and has remained effective for a period of not less than nine (9) months or until all the securities covered by such registration statement have been sold, whichever period is shorter.



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        3. Piggy-Back Registrations.

               3.1 Piggy-Back Rights. If at any time during the Registration Rights Period, the Company proposes to file a registration statement under the 1933 Act with respect to an offering of equity securities, or securities convertible or exchangeable into equity securities, by the Company for its own account other than a registration statement (i) on Form S-4 or S-8 (or any substitute or successor form that may be adopted by the Commission), (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company's existing securityholders, (iv) for a dividend reinvestment plan, then the Company shall:

                      (a) give written notice of such proposed filing to the Stockholders, including the Stockholder, as soon as practicable but in no event less than 30 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering; and

                      (b) offer in such notice to the Stockholders, including the Stockholder, the opportunity to register such number of shares of Registrable Securities as each such Stockholder may request in writing within 10 days following receipt of such notice (a "Piggy-Back Registration"). Subject to the provisions of Sections 3.2 and 3.3, the Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in such registration on the same terms and conditions as any similar securities of the Company are to be offered for sale in such registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

               3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Stockholders requesting inclusion in the Piggy-Back Registration, in writing, that the dollar amount or number of shares of Registrable Securities and other shares of Common Stock or other securities to be included in the offering exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of Shares"), then, the Company shall include in such registration: (i) first, the shares of Common Stock or other securities that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares; and (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities requested to be included in such registration by the Stockholders which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Stockholders, as nearly as practicable, on the basis of the number (or dollar amount, as the case may be) of Registrable Securities requested to be included in such offering by each of such Stockholders).

               3.3 Withdrawal. Stockholder may elect to withdraw his or her request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw prior to the effectiveness of the registration statement. The Company may also elect to withdraw a registration statement including shares being registered pursuant to a Stockholder's Piggy-Back Registration rights at any time prior to the effectiveness of the registration statement, and such withdrawal shall not require the consent of any Stockholders; provided, however, that the Company shall reimburse promptly, but in no more than twenty (20) business days, all Stockholders for all reasonable out-of-pocket expenses (other than the fees or disbursements of counsel or accountants



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retained by any of the Stockholders) incurred by them in connection with such
Piggy-Back Registration prior to such withdrawal by the Company.

        4. Registration Procedures.

               4.1 Filings; Information. If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 2 or Section 3, the Company shall use its best efforts to effect the registration as expeditiously as practicable, and in connection or in furtherance therewith:

                      (a) Filing Registration Statement. The Company shall, as expeditiously as possible, prepare and, in the case of a Requested Registration pursuant to Section 2, within 60 days after receipt of the initial request for such registration, to file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective; provided, however, that in the case of the registration statement for a Requested Registration requested during the Lock-Up period following the effectiveness of the IPO, such registration statement shall not become effective until the end of that Lock-Up Period.

                      (b) Copies. The Company shall, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish without charge to Stockholder and legal counsel for Stockholder, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Stockholder may request in order to facilitate the disposition of the Registrable Securities owned by Stockholder.

                      (c) Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition set forth in such registration statement (which period shall not exceed nine months) or such securities have been withdrawn.

                      (d) Notification. After the filing of the registration statement, the Company shall promptly, and in no event more than three Business Days, notify Stockholder, and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, (iii) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (iv) of any request by the Commission for any amendment or supplement to such registration statement of any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to Stockholder any such supplement or amendment; except that before filing with the Commission a registration statement or prospectus or any amendment or



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supplement thereto, including documents incorporated by reference, the Company shall furnish to Stockholder and to legal counsel representing Stockholder, copies of all such documents proposed to be filed sufficiently in advance of filing to provide Stockholder, Underwriters and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any registration statement or prospectus or amendment or supplement thereto, including documents incorporated by reference to which Stockholder or legal counsel representing Stockholder, shall reasonably object on a timely basis in light of the requirements of the 1933 Act or any other applicable laws and regulations.

                      (e) State Securities Laws Compliance. The Company shall use its best efforts to register or qualify the Registrable Securities covered by a registration statement for a Requested Registration or a Piggy-Back Registration under such securities or blue sky laws of such jurisdictions in the United States as Stockholder (in light of the intended plan of distribution) requests; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), or subject itself to taxation in any such jurisdiction.

                      (f) Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in connection with a underwritten Piggy-Back Registration. Stockholder may, at its option, require that any or all of the representations, warranties and covenants of the Company in any underwriting agreement for a Piggy-Back Registration to or for the benefit of any Underwriters also be made to and for the benefit of the Stockholders whose Registrable Securities have been included in such Registration.

                      (g) Cooperation. The Executive Officers and other members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants.

                      (h) Records. The Company shall make available, for inspection by any Underwriter for any Underwritten Piggy Back Registration and any attorney, accountant or other professional retained by any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by such Underwriter or its counsel or accountants or other professional advisors in connection with such Registration.

                      (i) Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the 1933 Act, and make available to its Stockholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

                      (j) Listing. The Company shall use its best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.



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               4.2 Obligation to Suspend Distribution. Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(d), Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(d), and, if so directed by the Company, Stockholder will deliver to the Company all copies, other than permanent file copies then in Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.1(d) to the date when the Company shall make available to Stockholder a prospectus supplemented or amended to conform with the requirements of Section 4.1(d).

               4.3 Registration Expenses. The Company shall pay all expenses incurred in connection with any Requested Registration pursuant to Section 2 and any Piggy-Back Registration pursuant to Section 3, and all expenses incurred in performing or complying with the Company's obligations under this Section 4, whether or not the registration statement becomes effective, in each case including, but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, (iii) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 4.1(j), (iv) National Association of Securities Dealers, Inc. fees, (v) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company,
(vi) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Registrable Securities being sold by Stockholder or any of the Other Stockholders, or any expenses incurred by the Stockholder or any of the Other Stockholders incurred in connection with such registration, such as but not limited to the fees and disbursement of counsel, accountants or experts retained by Stockholder or any other of the Stockholders to represent or assist them in connection with such registration.

        5. Indemnification and Contribution.

               5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless Stockholder and, if Stockholder is a corporation or other business entity, its officers, employees, affiliates, directors, partners, members and agents, and each person, if any, who controls the Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the Stockholder's Related Parties"), from and against any loss, claim, damage or liability and any action in respect thereof to which the Stockholder or any of his or its Related Parties become subject under the 1933 Act or the 1934 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus (including any preliminary prospectus) relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state a material fact required to be stated in any such registration statement or prospectus in order to make the statements therein not misleading. The Company also shall promptly, but in no event more than twenty (20) business days after request for payment, pay directly or reimburse the Stockholder and its Related Parties for any reasonable legal and other expenses incurred by Stockholder or such Related Parties in



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investigating or defending or preparing to defend against any such loss, claim, damage, liability or action provided that the Stockholder or such Related Party is entitled to be indemnified therefor under the provisions of this Section 5; provided, however, that notwithstanding anything to the contrary set forth in this Section 5 (i) the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), (ii) the Company shall not be liable to Stockholder or any of its Related Parties in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with information related to Stockholder furnished in writing by Stockholder expressly for use in connection with such registration, (iii) the Company shall not be liable to Stockholder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by Stockholder after the Company had provided written notice to Stockholder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to Stockholder that such registration statement or prospectus contained such omission or alleged omission; and (iv) the obligation of the Company to pay or reimburse expenses of the Stockholder set forth above in this Section 5.1 shall be subject to the provisions of Section 5.3 hereof. The Company also shall indemnify any Underwriter of Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification of Stockholder provided in this Section 5.1;

               5.2 Indemnification by Stockholder. Stockholder shall indemnify and hold harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to Stockholder, but solely with reference to information in conformity with and related to Stockholder furnished in writing by Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Stockholder shall also indemnify and hold harmless any Underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.2; provided, however, that in no event shall any indemnity obligation under this Section 5.2 exceed the dollar amount of the net proceeds actually received by Stockholder from the sale of Registrable Securities, which gave rise to such indemnification obligation under such registration statement or prospectus.

               5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may otherwise have to such Indemnified Party. If the Indemnified Party is seeking Indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party



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to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

               5.4 Contribution. If the indemnification provided for in the foregoing provisions of this Sections 5, is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto further agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding provisions of this Section 5.4. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding provisions shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, Stockholder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds actually received by Stockholder from the sale of Registrable Securities, which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        6. Certain Obligations of the Company and Stockholder.

               6.1 Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act to enable Stockholder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.



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
               6.2 "Lock-up" Agreement by Stockholder. Stockholder, by its acceptance hereof, agrees that, upon request, in connection with any underwritten public offering by the Company, Stockholder will enter "lock-up" agreements, in customary form, pursuant to which it or he or she will agree not to effect any sale or distribution of any securities similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or 144A under the 1933 Act, during the 30 days prior to, and during the 180-day period beginning on, the effective date of the registration statement relating to such offering (except as part of such registration statement); provided, however, that the obligation of Stockholder to execute such lock-up agreements is subject to the execution of similar agreements by all of the executive officers and the directors of the Company.

        7. Miscellaneous

               7.1 Successors and Assigns. The rights and obligations of Stockholder under this Agreement shall be assignable to any person or entity to whom the Stockholder sells or transfers any of his or its Registrable Securities in conformity with the Stockholders Agreement while that Agreement is in effect (a "Permitted Assignee"); provided, however that any assignee or transferee of such Securities that acquires them in a transaction pursuant to Rule 144 or Rule 144A shall not be deemed to be a Permitted Assignee that is entitled to any rights under this Agreement. Any Permitted Assignee of such rights, upon agreeing, in writing, to assume the obligations of Stockholder hereunder, shall be entitled to such benefits of this Agreement as is set forth in an agreement between Stockholder and such Permitted Assignee. Stockholder shall promptly notify the Company in writing of such assignment and any limitations binding on the Permitted Assignee.

               7.2 Entire Agreement. This Agreement, the Contribution Agreement and the Stockholders Agreement, and the other agreements and instruments furnished pursuant thereto or in connection therewith, constitute the full and entire agreement and understanding between Stockholder and the Company, and supersede all prior agreements and understandings relating to the subject matter of this Agreement.

               7.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and to Stockholder at their respective addresses set forth in Exhibit C to the Stockholders Agreement, or at such other address or addresses as Stockholder or the Company, as the case may be, may specify by written notice given in accordance with this Section 7.3.

               7.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               7.6 Headings. The headings of the Sections and paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

               7.7 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

               7.8 Remedies. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, Stockholder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right of Stockholder, or to take any one or more of such actions. The non-prevailing party in any such proceeding agrees to pay all fees, costs, and expenses incurred by the prevailing party in connection with any such proceeding, including without limitation, the reasonable attorneys fees and disbursements incurred by the prevailing party. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

               7.9 Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

               7.10 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY.



                                 (Signatures of the Parties follow on next page)

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

COMPANY:                               COLLECTORS UNIVERSE, INC.,
                                       a Delaware corporation

                                       By:_____________________________________
                                          David Hall,  Chairman


STOCKHOLDER:

                                       By:_____________________________________
                                          Its: Authorized Representative



                                       By:______________________________________
                                          Its: Authorized Representative

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

COMPANY:                               COLLECTORS UNIVERSE, INC.,
                                       a Delaware corporation

                                       By:  ____________________________________
                                            David Hall,  Chairman

STOCKHOLDER:                           _________________________________________



                                       By:______________________________________

                                       _________________________________________